__________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 12, 2017 (May 11, 2107)

NATIONSTAR MORTGAGE HOLDINGS INC. (Exact name of registrant as specified in its charter)
Delaware	001-35449	45-2156869
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
8950 Cypress Waters Boulevard
Coppell, Texas 75019
(Address of principal executive offices)

(469) 549-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
    240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 11, 2017, Nationstar Mortgage Holdings Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). Results with respect to proposals submitted at the Annual Meeting were as follows:

Proposal 1: Election of directors

Stockholders elected two directors to serve terms expiring at the Company’s annual meeting of stockholders to be held in 2020.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert H. Gidel	89,103,829	872,851	4,538,801
Brett Hawkins	89,104,640	872,040	4,538,801

Proposal 2: Ratification of appointment of independent registered public accounting firm

Stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

Votes For	Votes Against	Abstentions
94,304,189	87,966	123,326

Proposal 3: An advisory vote on executive compensation (the “say-on-pay vote”)

Stockholders approved the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
82,062,671	7,166,445	747,564	4,538,801

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nationstar Mortgage Holdings Inc.

Date: May 12, 2017	By:	/s/ Anthony W. Villani
Anthony W. Villani EVP & General Counsel

Signature Page to 8-K—2017 Annual Meeting of Stockholders